Exhibit 99.1

NEWS RELEASE 1625 Broadway, Suite 250 Denver, Colorado 80202 Telephone: 303-592-8075 Fax: 303-592-8071 Contact: Lynn Peterson, CEO

FOR RELEASE AT 4:00 PM EDT ON THURSDAY, APRIL 24, 2008

KODIAK OIL & GAS ANNOUNCES FIRST QUARTER 2008

OPERATING AND FINANCIAL RESULTS CONFERENCE CALL

DENVER – April 24, 2008 / PRNewswire-FirstCall/ — Kodiak Oil & Gas Corp. (Amex: KOG) an oil and gas exploration and production company with assets in the Green River and Williston Basins, expects to release its first quarter 2008 financial and operating results after the close of trading on May 8, 2008  In conjunction with Kodiak’s release of its results, investors, analysts and other interested parties are invited to listen to a conference call with management on Friday, May 9, 2008 at 11:00 a.m. Eastern Daylight Time.

Date:	Friday, May 9, 2008

Time:	11:00 a.m. EDT
10:00 a.m. CDT
9:00 a.m. MDT
8:00 a.m. PDT

Call:	(877) 257-3168 (US/Canada) and (706) 643-3820 (International)
Passcode 44575964

Internet:	Live and rebroadcast over the Internet
http://www.videonewswire.com/event.asp?id=47897
or at: http://www.kodiakog.com

Replay:	Available through Wednesday, May 14, 2008 at (800) 642-1687
(US/Canada) and (706) 645-9291 (International) using passcode
44575964 and for 30 days at http://www.kodiakog.com

About Kodiak Oil & Gas Corp.

Kodiak Oil & Gas, Denver-based, is an independent energy exploration and development company focused on exploring, developing and producing oil and natural gas in the Williston and Green River Basins in the U.S. Rocky Mountains. For further information, please visit www.kodiakog.com.  The Company’s common shares are listed for trading on the American Stock Exchange “KOG.”

For further information, please contact:

Mr. Lynn A. Peterson, CEO and President, Kodiak Oil & Gas Corp. +1-303-592-8075

Mr. David P. Charles, Sierra Partners LLC +1-303-757-2510 x11